Exhibit 99.1

For Immediate Release

Crumbs Bake Shop, Inc. Reports Third Quarter 2012 Financial Results

Provides Business Update in Aftermath of Hurricane Sandy

Updates 2012 Outlook; Reiterates 2013 Outlook

New York, New York. November 13, 2012 – Crumbs Bake Shop, Inc. (“Crumbs”) (NASDAQ: CRMB), the largest cupcake specialty store chain in the U.S., today reported financial results for the quarter ended September 30, 2012. In addition, the Company provided a business update in the aftermath of Hurricane Sandy as well as an update to its outlook for 2012, while reiterating its outlook for 2013.

Third Quarter 2012 Highlights as Compared to Third Quarter 2011 Highlights:

▪	Net sales increased 11.5% to $9.9 million; gross profit increased 6.7% to $5.5 million.
▪	Store operating weeks increased 44.7% to 677 from 468.
▪	Net loss attributable to stockholders was $(1.3) million, or $(0.23) per diluted share, compared to a net loss of $(0.9) million, or $(0.17) per diluted share.
▪	Net loss attributable to the controlling and non-controlling interests was $(2.1) million compared to a net loss of $(1.6) million.
▪	Adjusted EBITDA[1], a non GAAP measure, was $(1.2) million compared to $(0.7) million.

1.	See financial tables for a reconciliation of adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), a non-GAAP measure, to GAAP results.

Julian R. Geiger, President and Chief Executive Officer, said, “Our results for the third quarter were soft, but similar to our expectations. I believe that we are continuing to make progress in implementing each of our six strategic initiatives, which should have a positive impact on our sales and profitability.”

Geiger continued, “Having successfully completed raising additional capital, with net proceeds of about $9.3 million, Crumbs now has the requisite financial resources to move forward with its aggressive mall based expansion strategy in 2013 and beyond.”

Third Quarter 2012 Financial Results

Net sales increased 11.5% to $9.9 million from $8.9 million for the same period last year. Store operating weeks increased 44.7% to 677 from 468 for the third quarter of 2011.

Cost of sales was $4.5 million compared to $3.8 million and increased 240 basis points to 44.9% as a percentage of net sales. Gross profit increased 6.7% to $5.5 million from $5.1 million for the third quarter of 2011.

Staff expenses were $3.3 million compared to $3.1 million for the same period last year.

Occupancy expenses were $2.5 million compared to $1.8 million for the third quarter of 2011.

General and administrative expenses were $0.8 million, or 7.8% of net sales, compared to $0.7 million, or 7.4% of net sales, for the same period last year.

Adjusted EBITDA was $(1.2) million compared to $(0.7) million for the third quarter of 2011. See financial tables for a reconciliation of adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), a non-GAAP measure, to GAAP results.

Net loss attributable to stockholders was $(1.3) million, or $(0.23) per diluted share, compared to a net loss of $(0.9) million, or $(0.17) per diluted share for the same period last year. Net loss attributable to the controlling and non-controlling interests was $(2.1) million compared to a net loss of $(1.6) million for the third quarter of 2011.

New Store Development & Equity Financing

During the third quarter, Crumbs opened two mall-based stores: the Burlington Mall in Burlington, MA; and the Roosevelt Field Mall in Garden City, NY, as well as one store in Manhattan. In the fourth quarter, Crumbs plans to open one store in downtown Philadelphia, one mall-based store in New Jersey and five mall-based kiosks in, or adjacent to, current trading areas.

Based on a variety of circumstances which Crumbs feels are unique to this year, we will experience some delays in new store openings during the fourth quarter.

On October 11, 2012, Crumbs executed a Securities Purchase Agreement with accredited investors pursuant to which it sold 4,456,968 shares of its common stock at a price of $2.21 per share, which resulted in gross proceeds of $9.8 million. After paying its expenses related to the transaction, Crumbs intends to use the net proceeds of $9.3 million to fund new store growth and to bolster general working capital in order to strengthen its financial condition.

In 2013, Crumbs intends to open as many as 25 in-line mall-based stores and mall-based kiosks within its current geographic footprint. Crumbs is also selectively looking to terminate some existing leases for underperforming street-level stores as part of its ongoing efforts to strengthen its overall portfolio.

Business Update in the Aftermath of Hurricane Sandy

During and after Hurricane Sandy, Crumbs experienced over approximately 230 fully or partially lost operating days across its 45 stores throughout New England, the Northeast, and the Mid-Atlantic regions. With the exception of its Westport, Connecticut store, there was no significant damage to any of its facilities and all locations have since resumed normal operations as of November 11, 2012. The Westport facility experienced some physical damage due to flooding in that area and has not been able to resume operations.

Outlook

As discussed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2012, Crumbs projected total revenues of approximately $46.5 million and adjusted EBITDA of approximately $(1.9) million for 2012. For the fourth quarter, Crumbs now anticipates total revenues to be approximately $2.0 million less than previously estimated, bringing total revenues closer to $44.5 million for 2012. This revision reflects the known and lingering effects of Hurricane Sandy, some delayed store openings and current business trends.

For 2013, Crumbs is reiterating its expectations as filed on the aforementioned Form 8-K of total revenues of approximately $73.0 million and adjusted EBITDA of approximately $3.2 million. See financial tables for a reconciliation of projected adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), a non-GAAP measure, to projected GAAP results.

Conference Call

Crumbs will host a conference call to discuss third quarter 2012 financial results today at 5:00 PM Eastern Time. Hosting the call will be Julian R. Geiger, President and Chief Executive Officer, and John D. Ireland, Senior VP of Finance, Chief Financial Officer and Treasurer.

The conference call can be accessed live via telephone by dialing 888-349-9617 or, for international callers, by dialing 719-325-2285. A replay will be available one hour after the call and can be accessed by dialing 877-870-5176 or, for international callers, by dialing 858-384-5517; the password is 8329745 The replay will be available until November 27, 2012.

The call will also be webcast live from the Company’s Web site at www.crumbs.com under the Investor Relations section. An archived webcast will be available beginning approximately one hour after the end of the call.

About Crumbs Bake Shop, Inc.

The first Crumbs bake shop opened in March 2003 on the Upper West Side of Manhattan. Crumbs is well known for its innovative and oversized gourmet cupcakes. Crumbs currently has 57 locations, including 35 locations in the New York Metro area, six locations on the West Coast, five locations in Washington, D.C., two locations in Virginia, six locations in Chicago, Illinois and three locations in Boston, Massachusetts.

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Forward Looking Statements

Some of the statements in this press release constitute forward-looking statements within the meaning of the federal securities laws. Words such as “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “aim,” “will” and words and terms of similar substance and any financial projections used in connection with any discussion of future plans, strategies, objectives, actions, or events identify forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. These statements are based on the beliefs of our management as well as assumptions made by and information currently available to us and reflect our current views concerning future events. As such, they are subject to risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: the risk that the businesses of Crumbs Bake Shop, Inc. and Crumbs Holdings LLC and its wholly-owned subsidiaries will not be integrated successfully; the risk that any projections, including earnings, revenues, expenses, synergies, margins or any other financial items that form the basis for management’s plans and assumptions are not realized; the risk of disruption from being a public company, making it more difficult to maintain relationships with customers, employees or suppliers; a reduction in industry profit margin; the inability to continue the development of the Crumbs brand; the timing of and ability to achieve profitability of new stores; the inability to manage or fund rapid growth; requirements or changes affecting the business in which Crumbs Bake Shop, Inc. and Crumbs Holdings LLC and its wholly-owned subsidiaries are engaged; our ability to successfully implement new strategies; operating hazards; and competition and the loss of key personnel; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; changing legislation and regulatory environments; the ability to meet the NASDAQ Stock Market’s continued listing standards; a lower return on investment; and the general volatility of the market prices of our securities and general economic conditions. These and other risks are discussed in detail in the periodic reports that Crumbs Bake Shop, Inc. files with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” section of its Annual Report on Form 10-K for the year ended December 31, 2011, and investors are urged to review those periodic reports and its other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. Crumbs Bake Shop, Inc.’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC. We assume no obligation to update these forward-looking statements except as required by law.

Non-GAAP Information

This press release includes certain numerical measures that are or may be considered “non-GAP financial measures” under the SEC’s Regulation G. “GAAP” refers to generally accepted accounting principles in the United States. The reconciliations of such measures to the most comparable GAAP figures, in accordance with Regulation G, are included herein. Crumbs presents its results in the way it believes will be most meaningful and useful, as well as most transparent, to the investing public, including use of Adjusted EBITDA as a financial measure, which also facilitates comparisons to our historical performance.

The Company is providing Adjusted EBITDA information, which is defined as net income of the combined company, including net income attributable to any non-controlling interest, determined in accordance with all applicable and effective GAAP pronouncements up to December 31, 2010, before interest income or expense, income taxes and any gains or losses resulting from the change in estimate relating to our tax receivable agreement, depreciation, amortization, deferred rent expense, losses or gains resulting from adjustments to the fair value of the contingent consideration, stock-based compensation expense, extraordinary or non-recurring expenses and all other extraordinary non-cash items for the applicable period as a compliment to GAAP results. Adjusted EBITDA measures are commonly used by management and investors as a measure of leverage capacity, debt service ability and liquidity. Adjusted EBITDA is not considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA are significant components in understanding and assessing our financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or superior to, such GAAP measures as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in our consolidated financial statements as an indicator of financial performance or liquidity. Reconciliations of non-GAAP financial measures are provided in the accompanying tables. Since Adjusted EBITDA is not a measure determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies.

Investor Relations Contact:

Tom Ryan/Raphael Gross of ICR

IR@crumbs.com / 646-545-4702

Media Relations Contact:

Quinn Solomon of Crumbs

qsolomon@crumbs.com / 212-221-7105

CRUMBS BAKE SHOP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net sales	$9,895	$8,876	$32,253	$28,889

Cost of sales	4,445	3,768	13,982	12,194

Gross profit	5,450	5,108	18,271	16,695

Operating expenses
Selling expenses	296	315	983	1,133
Staff expenses	3,325	3,101	10,070	9,221
Occupancy expenses	2,515	1,795	7,307	5,069
General and administrative	772	659	2,402	1,670
New store expenses	142	419	323	533
Depreciation and amortization	476	362	1,391	1,037

	7,526	6,651	22,476	18,663

Loss from operations	(2,076)	(1,543)	(4,205)	(1,968)

Other income (expense)
Interest and other income	2	-	19	-
Loss on disposal of assets	-	-	(14)	-
Abandoned projects	(67)	(6)	(111)	(19)

	(65)	(6)	(106)	(19)

Loss before income tax benefit (expense)	(2,141)	(1,549)	(4,311)	(1,987)

Income tax benefit (expense)	7	(11)	7	(11)

Net loss attributable to the controlling and
non-controlling interests	(2,134)	(1,560)	(4,304)	(1,998)

Less: Net loss attributable to
non-controlling interest	859	647	1,742	828

Net loss attributable to stockholders	$(1,275)	$(913)	$(2,562)	$(1,170)

Net loss per common share, basic and diluted	$(0.23)	$(0.17)	$(0.47)	$(0.21)

Weighted average number of common shares outstanding, basic and diluted	5,506	5,506	5,506	5,568

CRUMBS BAKE SHOP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	September 30,	December 31,
	2012	2011

ASSETS

Current assets
Cash	$156	$5,941
Trade receivables	360	406
Inventories	612	503
Prepaid rent	571	621
Deferred financing costs	11	-
Other current assets	376	197
Total current assets	2,086	7,668

Property and equipment, net	13,617	12,399

Other Assets
Deferred tax asset	4,815	4,808
Restricted certificates of deposit	673	673
Intangible assets, net	384	397
Deposits	283	318
Other	340	105
Total other assets	6,495	6,301

	$22,198	$26,368

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$1,810	$2,432
Payroll liabilities	59	250
Sales tax payable	119	69
Gift cards and certificates outstanding	169	180
Total current liabilities	2,157	2,931

Long-term liabilities
Deferred rent	3,657	3,031
Payable to related parties pursuant to tax receivable agreement	2,386	2,386
Total liabilities	8,200	8,348

Commitments and contingencies

Stockholders' equity
Preferred stock, $.0001 par value; 1,000 shares authorized;
390 shares issued and outstanding at September 30, 2012
and December 31, 2012	-	-
Common stock, $.0001 par value; 100,000 shares authorized;
7,381 shares issued, 5,786 outstanding at September 30, 2012 and
7,100 shares issued, 5,506 outstanding at December 31, 2011	1	1
Additional paid-in capital	30,546	30,264
Accumulated deficit	(6,815)	(4,253)
Treasury stock, at cost	(15,914)	(15,914)
Total Crumbs Bake Shop, Inc. stockholders' equity	7,818	10,098

Non-controlling interest	6,180	7,922
Total stockholders' equity	13,998	18,020

	$22,198	$26,368

CRUMBS BAKE SHOP, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA TO NEAREST COMPARABLE GAAP MEASURE

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net income (loss) attributed to the controlling and non-controlling interest	$(2,134)	$(1,560)	$(4,304)	$(1,998)

Depreciation	439	328	1,283	936
Amortization	37	34	108	101
Interest income	-	-	(2)	-
Income tax expense (benefit)	(7)	11	(7)	11
Loss on disposal of fixed assets	-	-	14	-
Abandoned project costs	67	6	111	20
Deferred rent expense	231	413	624	671
Stock based compensation	119	-	282	-
Non-recurring expenses	-	51	8	149

Adjusted EBITDA	$(1,248)	$(717)	$(1,883)	$(110)